EXHIBIT 32

CERTIFICATION

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of LSB Financial Corp. (the “Registrant”) that the Quarterly Report of the Registrant of Form 10-Q for the period ended March 31, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date: May 9, 2005 ——————————————	/s/ Randolph F. Williams —————————————— Randolph F. Williams, President President and Chief Executive Officer

Date: May 9, 2005 ——————————————	/s/ Mary Jo David —————————————— Mary Jo David, Treasurer Vice President and Chief Financial Officer